UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2026

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2026, the Board of Directors (the “Board”) of Blackbaud, Inc. (the “Company”) appointed Anthony W. Boor as a new member of the Board. Mr. Boor currently serves as the Company’s Executive Vice President of Corporate Development and Strategy and will continue in that role. Mr. Boor joined the Board as a Class A director, and his term will expire with the terms of the other Class A directors at the 2029 annual meeting of stockholders. No determination has been made regarding whether Mr. Boor will be named to any committees of the Board.
From November 2011 to April 2025, Mr. Boor was the Company’s Executive Vice President and Chief Financial Officer and Principal Accounting Officer and served as the Company’s interim President and Chief Executive Officer from August 2013 to January 2014. Prior to joining the Company, he served as an executive with Brightpoint, Inc., a global provider of device lifecycle services to the wireless industry, beginning in 1999, most recently as its Executive Vice President, Chief Financial Officer and Treasurer. He also served as the interim President of Europe, Middle East and Africa during Brightpoint's significant restructuring of that region. Mr. Boor served as Director of Business Operations for Brightpoint North America from August 1998 to July 1999. Prior to joining Brightpoint, Mr. Boor was employed in various financial positions with Macmillan Computer Publishing, Inc., a Viacom owned book publishing company specializing in computer hardware and software related topics, Day Dream Publishing, Inc., a publishing company specializing in calendars, posters and time management materials, Ernst & Young LLP, an accounting firm, Expo New Mexico, a state-owned fair and expo grounds and live pari-mutual horse racing venue, KPMG LLP, an accounting firm, and Ernst & Whinney LLP, an accounting firm. He holds a BS in Accounting from New Mexico State University.
The Company and Mr. Boor entered into a retention agreement effective April 24, 2023, in substantially the form previously filed by the Company as Exhibit 10.1 to its Form 10-Q on May 4, 2023. Pursuant to the retention agreement, if Mr. Boor's employment is terminated within 12 months following a change in control of the Company (as defined in the retention agreement), the Company would be obligated to pay him 1.5 times his base salary, accelerate and fully vest any then-unvested stock options and other equity awards and reimburse COBRA premiums for him for up to 12 months. As Executive Vice President of Corporate Development and Strategy, Mr. Boor’s annual base salary is $518,578, his annual equity incentive bonus target is 75% of his annual base salary and he is entitled to participate in the compensation and benefit programs available to other Company officers. Mr. Boor is not entitled to participate in the Company’s director compensation program, which is available to non-employee directors only. Except as described above, there are no transactions with the Company in which Mr. Boor has an interest requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	August 10, 2026	/s/ Chad M. Anderson
Chad M. Anderson
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)